                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated as follows:

- AMB Property Corporation and subsidiaries                   January 18, 2000
- WOCAC Portfolio                                             November 3, 1999
- Columbia Business Center                                    June 11, 1999
- Manekin Portfolio                                           June 11, 1999
- Technology Park II Portfolio                                June 11, 1999
- Miami Airport Business Center                               June 8, 1999
- Junction Industrial Park                                    May 17, 1999
- Mawah Portfolio                                             July 31, 1998
- National Distribution Portfolio                             July 31, 1998
- Willow Lake Portfolio                                       July 21, 1998
- Amberjack Portfolio                                         July 9, 1998
- Willow Park Portfolio                                       June 8, 1998
- Twin Cities Office/Showroom Portfolio (Minnetonka
  Industrial Portfolio)                                       May 1, 1998
- Dallas Warehouse Portfolio (Garland Industrial Portfolio)   April 21, 1998
- AMB Contributed Properties                                  March 27, 1998
- Boston Industrial Portfolio                                 March 27, 1998
- The Jamesburg Property                                      March 27, 1998
- Orlando Central Park                                        March 27, 1998
- Totem Lake Malls                                            March 27, 1998
- Crysen Corridor Warehouse                                   February 24, 1998
- Cabot Business Park                                         October 29, 1997
- Cabot Industrial Portfolio                                  October 29, 1997
- Manhattan Village Shopping Center                           October 17, 1997
- Silicon Valley R&D Portfolio                                October 17, 1997
- Weslayan Plaza                                              October 17, 1997

and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

San Francisco, California
May 10, 2000